Calculation of Filing Fee Tables
S-3
PLUS THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Depositary Shares	457(o)
		Other	Stock Purchase Contracts	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,810.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of shares of common stock issuable pursuant to subscription rights and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Plus Therapeutics, Inc.	S-3	333-286393	04/04/2025		$ 13,810.00	Equity	Common Stock, par value $0.001 per share	0	$ 0.00
Fee Offset Sources		Plus Therapeutics, Inc.	S-3	333-286393		04/04/2025						$ 194,082.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	the Prior Registration Statement was not declared effective, no securities were sold thereunder.

Offset Note
[2]	A filing fee of $194,082.78 was previously paid in connection with the registration statement on Form S-3 (No. 333-286393) filed by the registrant on April 4, 2025 (the "Prior Registration Statement"). The registrant withdrew the Prior Registration Statement by filing a Form RW on June 23, 2025. As the Prior Registration Statement was not declared effective, no securities were sold thereunder. As of the date of this registration statement, an aggregate of $9,958.65 of the unused filing fees previously paid by the Registrant in connection with the filing of the Prior Registration Statement have been offset to pay for other filing fees due. Accordingly, $184,124.13 of the filing fees previously paid in connection with the Prior Registration Statement remains available to be used to offset the fee currently due and additional fees that may become due for future registration statements. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $13,810.00 currently due pursuant to this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date